                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) MARCH 27, 2003

                                  NETGURU, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                   0-28560                     22-2356861
          --------                   -------                     ----------
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

             22700 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA 92887
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (714) 974-2500

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     Guidance for Fiscal 2003 and Anticipated Cash Break-Even
     --------------------------------------------------------

         On March 27, 2003, netGuru, Inc. (the "Company") held a conference call to provide guidance for its fiscal year ending March 31, 2003. On March 28, 2003, the Company issued a press release relating to the conference call. The full text of the press release is attached as Exhibit 99.1 and incorporated by reference into this Form 8-K.

     Anticipated Impacts of the Company's Adoption of SFAS No. 142, "Goodwill
     ------------------------------------------------------------------------
     and Other Intangible Assets"
     ----------------------------

         In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. SFAS No. 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142 also requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values. In addition, SFAS No. 142 includes provisions, upon adoption, for the reclassification of certain existing recognized intangibles as goodwill, reclassification of certain intangibles out of previously reported goodwill, reassessment of the useful lives of recognized intangibles and testing for impairment of those intangibles.

         The Company adopted the provisions of SFAS No. 141 as of July 1, 2001, and SFAS No. 142 became effective for the Company on April 1, 2002. Intangible assets identified as having indefinite useful lives were required to be tested for impairment in accordance with the provisions of SFAS No. 142. Impairment is measured as the excess of carrying value over the fair value of an intangible asset with an indefinite life. As of April 1, 2002, the Company had no intangible assets with indefinite lives associated with prior transactions. The Company also determined that it did not have any identifiable intangible assets other than goodwill.

         In connection with the SFAS No. 142 transitional goodwill impairment evaluation, the statement requires the Company to perform an assessment of whether there is an indication that goodwill is impaired as of the date of adoption. To accomplish this, the Company identified its reporting units and determined the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill, to those reporting units as of April 1, 2002. Pursuant to paragraphs 30-31 of SFAS No. 142, the Company identified three "reporting units" as defined in paragraph 17 of SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information":

         o    Engineering and collaborative software solutions;
         o    IT services; and
         o    Web-based telecommunications and travel services.

         Each of these reporting units was identical to its related operating segment and met the specified criteria as distinct operating units: the component constitutes a business; discrete financial data is available for the component; and segment management routinely reviews the component's operating results. The aggregation criteria for each of the components met the test of similar economic characteristics over the long term; similar products or services; similar production processes; and similar types or classes of customers.

         As of March 31, 2002, goodwill balances for each of the reporting units were as follows:

         o    Engineering and collaborative software solutions -- $1,859,000
         o    IT services -- $6,765,000
         o    Web based telecommunication and travel services -- $481,000

         In connection with adopting SFAS No. 142, during the second quarter of fiscal year 2003, the Company completed step one of the test for impairment, which indicated that the carrying value of its IT services segment exceeded its estimated fair value, as determined utilizing various valuation techniques including discounted cash flow and comparative market analysis. For the fiscal year ended March 31, 2002, net revenue for the IT Services reporting unit declined $8,150,000, from $18,019,000 for the year ended March 31, 2001 to $9,869,000 for the year ended March 31, 2002. Based upon current economic conditions, the Company anticipates that revenue for IT Services will not substantially improve in the foreseeable future and may continue to decline.

         The Company is required to complete the second step of the test for impairment no later than March 31, 2003, the end of the year of adoption. In the second step, the Company must compare the implied fair value of the reporting unit goodwill with the carrying amount of the reporting unit goodwill, both of which would be measured as of the date of adoption. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit to all of the assets (recognized and unrecognized) and liabilities of the reporting unit in a manner similar to a purchase price allocation, in accordance with SFAS No. 141. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in the Company's statement of operations.

         No amortization expense for goodwill was recorded during the three and nine-month periods ended December 31, 2002. The Company currently estimates the impairment write-down for its IT Services reporting unit to be approximately $5.4 million. The actual amount of any impairment write-down will be reported in the Company's audited consolidated financial statements for the fiscal year ending March 31, 2003.

         The Company will perform additional reviews for impairment annually, or more frequently if events occur or circumstances change that would more likely than not reduce the fair value of the net carrying amount. Additional impairment charges in future accounting periods are not anticipated. However, if such charges are required and are significant, the market price of the Company's common stock may decline.

         Changes in Reporting Segments and Updates to Business Description
         -----------------------------------------------------------------

         During 2002, the Company realigned its business divisions to more appropriately reflect the changes within its organization. The Company's software engineering division and the collaborative software division were combined under one division head.

         The Company's management now desires to provide the Company's stockholders and the investment community at large with the following updated discussion of the Company's business.

OVERVIEW

         We were incorporated in 1981 under the name Research Engineers, Inc. and changed our name to netGuru, Inc. in 2000. We are a Delaware corporation. Our primary business offerings are:

         o Engineering and collaborative software (including digital media and animation) products and services for businesses worldwide;
         o Information technology, or IT, services (including value-added IT services); and
         o Web-based telecommunications and travel services (including long-distance communication services that include call termination services and prepaid phone cards, and travel services).

PRODUCTS AND SERVICES

     ENGINEERING AND COLLABORATIVE SOFTWARE PRODUCTS AND SERVICES

         Over the past 21 years, we have continuously improved our core competency and established a strong brand for our engineering software within the architectural/engineering/construction, or A/E/C, markets worldwide. Our engineering software primarily is used for the specific calculations required for the design of civil and structural engineering projects. We have established our leadership position in the engineering software industry by being the first-to-market for personal computer-, or PC-, based engineering software and by being the first mover to penetrate foreign markets. Currently, 46 of the 50 largest engineering design firms in the world use our engineering software. We have 19,000 customers, with over 47,000 installations and approximately 160,000 users in 85 countries.

         Our stand-alone and network-based engineering software products provide fully integrated, easy-to-use design automation and analysis solutions for use by engineering analysis and design professionals worldwide. We have developed a comprehensive line of structural, mechanical, civil and process/piping engineering software products, including our STAAD/Pro(R) family of products, FabriCAD, ADLPIPE, STARDYNE(R), CIVILSOFT and CIVILMASTER(R). Our products assist engineers in performing mission-critical functions, including analysis and design of industrial, commercial, transportation and utility structures, pipelines, machinery, automotive and aerospace products; and survey, contour and digital terrain modeling.

         All of our engineering software products use our proprietary Windows-based graphics engine that provides a modern graphics environment for model development, visualization/verification and drawing generation. These products are also designed for use with third-party computer aided design, or CAD, drafting systems, including AutoCAD and MicroStation. Our structural and civil engineering products provide eight international language options and twelve local design codes required by our worldwide markets.

         In April 2000, we acquired Allegria Software, Inc., a developer of Web-based document management and collaborative tools for engineers and manufacturers, and we added Allegria Software's eReview and ForReview collaborative products to our offerings. Our collaborative software innovations are changing the way engineers conduct their day-to-day business. Once installed at a host location, our eReview collaborative software enables a host and other participants to engage in real-time Web-based conferencing and document sharing anywhere and anytime in over 150 widely used document formats. eReview allows our customers to bridge physical distances in their global business environments by enabling decision makers to communicate without costly and time consuming travel to geographically dispersed locations. Complementing eReview, our WebWorks software provides comprehensive project-based document and team management functions. Our collaborative products can be implemented as stand-alone enterprise solutions or as an integrated system working in concert with our other products. Due to our engineering experience, our collaborative software is ideally suited for multi-faceted A/E/C projects but also has direct application for many other industries.

         We offer limited production for two-dimensional and three-dimensional animation used by businesses in corporate promotions, Website design, gaming and motion pictures.

         We generate revenues from software licensing fees and annual support fees established at the time of the initial contract. Suggested list prices for most of our engineering software products range from approximately $850 to $7,000 and up to $1,000 per license for eReview and related products.

     IT SERVICES

         We are an IT total solutions provider, or TSP. Our IT services division has provided contracted IT services and software solutions to a wide variety of vertical industry markets (that is, a particular industry or group of enterprises to whom similar goods and services can be sold), with an emphasis on engineering, aerospace, e-commerce, semiconductors, finance, education, insurance, manufacturing, distribution, retail, government, pharmaceuticals and healthcare. As a TSP, we provide our business-to-business clients with services that involve integration of multiple existing third party software, and we also offer value-added IT services by incorporating our proprietary collaborative software technology and/or our engineering software into enterprise solutions designed to accomplish our clients' current objectives and grow with our clients' enterprises. We specialize in providing IT services that involve mission critical applications that deliver round-the-clock performance.

         We offer our IT services through our two service offices located in Boston, Massachusetts and San Jose, California. We provide IT services both on a project basis and through on-site consulting. When we provide IT services on a project basis, we assume full project management responsibility. Typically, projects are of a fixed duration and are charged at a fixed price. When we provide on-site consulting services, we bill our clients on a time and materials basis.

         We provide IT services to customers in the United Kingdom, France and Germany in addition to customers in North America. We strive to contain costs while remaining competitive by utilizing our production centers in India to support our IT services business.

     WEB-BASED TELECOMMUNICATIONS AND TRAVEL SERVICES

          Our Web-based telecommunications and travel services comprise long-distance communication services that include call termination services and prepaid phone cards, and travel services targeted toward certain niche markets.

         Long-Distance Communication Services
         ------------------------------------

         We offer global long-distance call termination services to communication service providers through our gateway in the U.S. by traditional delivery methods such as international leased lines and satellite access. Our long-distance call termination services involve a number of steps. We collect voice and or data traffic from long-distance service providers. We convert analog traffic to digital traffic where necessary using software licensed from a third-party. We compress the traffic and carry it on our communications infrastructure. We then drop off the traffic at a point where another service provider picks up the traffic and carries it to its destination or to another service provider. We generate our revenues from the long-distance service provider from whom we received the traffic, and we pay the service provider to whom we drop off the traffic. As is typical of other small long-distance call termination service providers, we do not have long-term commitments with third parties to purchase or sell these communication services.

         Our managed communications network is designed to be a premium communications and data network built with carrier-grade communications switches and equipment linked by a combination of the Internet, international leased lines and satellite access. We monitor and control our communications network round-the-clock to deliver high quality voice communications. In the United States, our communications gateway and switch is located in a leased communications facility in Los Angeles, California.

         We sell prepaid phone cards through our automated proprietary Website. The phone cards are available for both domestic and international long-distance calls.

         Most phone cards are paid for by credit card. Long distance call termination services are paid for by wire transfer or check within one or two weeks after we provide the service.

         Travel Services
         ---------------

          We offer online international travel services that primarily are targeted toward the Asian community and persons of Indian origin located throughout the world. Our travel services primarily consist of domestic and international flight reservations and ticketing, vacation travel planning and services, and travel services specifically tailored to the needs of our business client companies. Most online travel sales are paid for by credit card.

CUSTOMERS

     ENGINEERING AND COLLABORATIVE SOFTWARE PRODUCTS AND SERVICES

     We currently license our software products to more than 20,000 companies accounting for over 50,000 software installations. Based on our customer surveys, we estimate that there are approximately 150,000 users at these installations worldwide. Our engineering software customers include:

          Bechtel Corporation                British Telecom
          Exxon Corporation                  Fluor Daniel, Inc.
          General Dynamics                   Jet Propulsion Laboratories
          NASA                               Rocketdyne
          Siemens AG                         Toyo Engineering

         We have implemented our eReview solution for large enterprise customers in the manufacturing and AEC markets. Our eReview customers include:

          Agilent Technologies               Astley-Gilbert
          Case New Holland                   CADopia, LLC
          Constructware                      Ebuild
          Engineered Software                LG Engineering & Construction Corp.
          Integrated Technical Software      MatrixOne
          Paxonix                            RISA Technologies
          (SRAC)/Dassault Systems            Structural Research Analysis Corp.
          Tekla, Inc.

     IT SERVICES

         During the fiscal year ended March 31, 2002, we provided IT consulting services to over 150 corporate customers in the U.S., including Fidelity, Sun Microsystems, Cisco Systems and Hewlett Packard. No single customer represented more than 5% of our revenues.

     WEB-BASED TELECOMMUNICATION AND TRAVEL SERVICES

         We provide our long distance call termination services to companies that offer similar services. We offer our prepaid phone card products to consumers for retail consumption. We offer our travel services to businesses and individual customers.

SALES AND MARKETING

     ENGINEERING AND COLLABORATIVE SOFTWARE PRODUCTS AND SERVICES

         We market and sell our engineering analysis and design software products domestically and internationally through our network of branch offices, subsidiaries and independent sales representatives in the United States, United Kingdom, Germany, Japan, France, Scandinavia, Australia, China, Singapore, India, Indonesia, Korea, Thailand, Malaysia, South Africa, Mexico, Russia, the Middle East and Latin America. We also plan to market and sell our engineering software products online through our engineering portal, WEB4ENGINEERS.COM. We use extensive print advertising, trade show participation and direct mail campaigns to generate sales leads. In response to product inquiries generated through these activities, and through our engineering portal, elaborate evaluation/demonstration software packages, complete with full user manuals and working programs are created. Finally, our telesales professionals and international distributors close the sales.

         We utilize this sales approach in connection with the marketing and sales of product enhancements, upgrades and new products to current customers. We also generate awareness for our products by posting banners on the Web pages of professional engineering societies, newsgroups and similar forums on the Internet. Our Internet strategy includes providing online product demonstrations and online use of our products for discrete projects.

         We market our eReview collaborative software both domestically and internationally using direct marketing through our network office branches, subsidiaries and reseller channels. We extensively use print advertising, telemarketing, e-mail and direct mail campaigns as our primary lead generation activities.

     IT SERVICES

          We market our IT services offerings primarily through industry-focused print advertisements, direct mailings to targeted prospects and online on our Internet portals. We market and sell our IT services on a direct basis and through customer referrals.

     WEB-BASED TELECOMMUNICATIONS AND TRAVEL SERVICES

         Our marketing efforts relating to Web-based telecommunications and travel services have been significantly reduced. Our marketing resources are now being focused on our other divisions. We continue to maintain our current customer base, and we will service direct referrals from our existing customers.

CUSTOMER SERVICE AND SUPPORT

     ENGINEERING AND COLLABORATIVE SOFTWARE PRODUCTS AND SERVICES

         Purchasers of our engineering and software products typically receive 15 days of warranty and a multimedia training CD-ROM. Following the 15-day period, customers may elect to purchase ongoing support either on a one-year contract basis or on an as-used fee basis. We also provide "gold level" support where our engineering software customers who need a higher level of mission critical technical support are given priority service. To provide quality technical support worldwide, we employ engineers and software specialists and maintain product support centers in North America, Europe, the Asia/Pacific region and India. In addition, through our Web site, we provide e-mail technical support to users of these products.

         We provide full technical support to all our collaborative software clients by phone, fax, e-mail, remote diagnostics and desktop application sharing making use of our own technology. Each support contract is customized to meet the individual client's needs.

     IT SERVICES

         Our IT services are primarily project-based and time and materials-based technology consulting services which do not generally involve on-going customer service and support. Our IT services group can provide, on a project-basis, on-going high quality support as contracted by the customer on a 24x7x365 basis to meet the customer's information management needs from our facilities in Boston, Massachusetts and San Jose, California.

         Customer service and support are essential to our continued success and brand development efforts. In our communication business, we intend to take full advantage of our customer service and support capabilities and infrastructure to further enhance our users' experience and foster user loyalty. We have established user support teams in our local offices to enable us to rapidly respond to e-mail inquiries and provide technical advice on a 24x7x365 basis in English and the relevant local languages. We also proactively solicit feedback from our users in order to understand their preferences and to enhance their experience on our network.

     WEB-BASED TELECOMMUNICATIONS AND TRAVEL SERVICES

         Technical customer service and support services are generally not required for these activities.

RESEARCH AND DEVELOPMENT

         Our current research and development efforts are focused on collaborative technologies, and enhancements to our current engineering software product offerings.

         Our research and development efforts with respect to our collaborative technologies have been focused on enhancing response times in application performance, incorporating and adding the viewing of new two-dimensional and three-dimensional file formats (including CAD formats), building open architecture and interfaces for easy migration and integration of legacy systems, customizing and integrating our product into large systems integrator applications for original equipment manufacturer opportunities, addressing the needs of new and diverse international markets, and localizing the product by translating our application into regional languages. We continue to enhance our engineering software with our revolutionary "OpenSTAAD" architecture where we use an open application programming Interface that allows for tight integration with complementary third-party applications, customized look and feel for graphical user interface and other functionalities.

         We offer a broad range of products and services designed to keep pace with the latest technological advances and address the increasingly sophisticated needs of our customers in all of our targeted markets. We continually focus on expanding our existing product and service offerings with acquired, upgraded and new products and services, and actively seeking opportunities to expand our product and service offerings through acquisitions and strategic alliances.

         Our research and development group includes specialists in engineering and collaborative software, IT services, Internet and telecommunications. We have established research and development facilities in the United States, India and the United Kingdom. Our offshore research and development facilities in India are used to develop content and technologies for our Internet portal, to develop our digital media and animation technology, to provide IT services resources for our projects in the United States, and to develop and maintain local engineering software design codes. These projects require significant man-hours. Due to the availability of skilled technical resources in India at a fraction of the cost for comparable personnel in the United States, these projects can be completed in a cost effective manner. We believe our offshore technical resources provide a significant competitive advantage.

         To ensure that our products meet the requirements of our users and that our software development, validation and maintenance processes meet applicable regulatory guidelines on software development, we have established an extensive quality assurance and quality control process.

COMPETITION

         We face significant competition within our target markets: for engineering software products and services for the worldwide engineering community; Internet-based IT services for businesses worldwide; and traditional telephony services to and from global destinations. We expect that competition will intensify as the market for Internet-based solutions aimed at the global community develops and expands. We compete primarily on the basis of service, reliability and customer support, and to a lesser extent on price, ease of use and content.

         In general, we face significant competition in each of our business segments. Many of our existing and potential competitors have competitive advantages over us, including, but not limited to, the following:

         o    longer operating histories;
         o    greater name recognition;
         o    larger customer base;
         o    significantly greater financial, technical and other resources;
              and
         o    broader service and/or product offering.

         To be competitive, we must be able to keep up with technological advances and continue to enhance our products and services. We may not be able to compete successfully in one or more of our target markets. Our inability to do so could adversely impact our business, financial condition and results of operations by decreasing our market share and the prices we receive for our products and services, which in turn would decrease our revenues and profit margins.

     ENGINEERING AND COLLABORATIVE SOFTWARE PRODUCTS AND SERVICES

         The engineering software industry is intensely competitive and rapidly changing. A number of companies offer products that target the same markets as our products. In addition, our products occasionally compete with analysis tools that are developed internally by engineering firms. We believe that we have significant competitive advantages in the industry based on our high caliber development effort, demonstrated understanding of the needs of the engineering design industry, ability to attract and retain customers, capability to develop, acquire and implement emerging technologies, ability to provide technical support and demonstrated capability to provide attractive price points for our products. There can be no assurance, however, that our competitors will not develop products that are superior or achieve greater market acceptance compared to ours or that we will be able to compete successfully in these markets. Our competitors to our engineering software products and services include Computers and Structures, Inc., RISA Technologies, RAM International, GT Strudl, and CSC Computers and Structures Corporation, to name a few. Over the past twelve years, industry research has placed us among the top providers of general-purpose structural engineering analysis and design software. We believe we are among the leaders in this marketplace due to our technical innovations such as the use of open architecture (enabling an engineer to seamlessly integrate our software with other applications such as AutoCAD, MicroStation and Excel) and graphical user interface in our structural engineering software. We are among the top revenue generators in this marketplace. We are also a leader in terms of worldwide market penetration since we believe we were the first to incorporate international design codes into our software.

         The collaborative software and services business is highly competitive and changes rapidly. Our collaborative software and services face competition from WebEx, eRoom, Cimmetry, Informative Graphics and PlaceWare. We compete based on our technical expertise. We believe we are among the top providers of collaborative software and services in that we were the first to bridge the gap between two-dimensional and three-dimensional desktop viewing applications and generic Web-based conferencing technologies.

     IT SERVICES

         Our competitors in the IT consulting services industry include IT services companies such as Cognizant Technology Solutions and Scient Corporation, consulting affiliates of large accounting firms, other technology companies and in-house management information services departments. We believe that the use of our proprietary collaborative software to add value to our IT services may provide us competitive advantage over some of our competition. We believe we are among the smaller providers of IT services in terms of revenue and size.

     WEB-BASED TELECOMMUNICATIONS AND TRAVEL SERVICES

        In our long-distance calling card telephony and our call termination services businesses, we face competition primarily from international long distance telecommunications carriers and other wholesale carriers, such as Startec Global Communication and Fusion Technologies. Our travel services business faces competition from travel sites of major airlines as well as from full-service travel sites such as travelocity.com, orbitz.com and expedia.com, and from independent travel agents and agencies. We are among the smallest providers of telephony and travel services and our geographic focus is limited to India and the Asian market for such services.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

         Our intellectual property rights are an important aspect of our business. We rely primarily on a combination of contract, copyright, trademark and trade secret laws, domain registration, license and confidentiality agreements and software security measures to protect our proprietary technology. We require all of our employees and other parties with access to our confidential information to execute agreements prohibiting the unauthorized use or disclosure of our technology. In addition, we periodically review our proprietary technology for patentability, although we currently do not have any patents. Despite these precautions and even though we have not experienced any misappropriation of our technology over our 21-year history, we believe that existing laws provide limited protection for our technology and that it may be possible for a third party to misappropriate our technology or to independently develop similar technology.

          Our protective measures may be even less effective in the emerging Internet law field. Internet law is a new and developing area of the law, and online contracting, privacy and liability issues, among others, are still being resolved. This lack of certainty is further exacerbated in India, where the use of the Internet is less evolved than in the U.S. In addition, effective copyright and trade secret protection may not be available in every jurisdiction where we distribute our products, particularly in foreign countries where the laws generally offer no protection or less protection than the laws of the U.S. The laws of India and other foreign countries in which we operate do not protect intellectual property rights to the same extent as those of the U.S. For example, India's statutory laws do not protect service marks. Because a significant portion of our sales of products and services comes from international markets, this lack of copyright and trade secret protection could adversely affect our business and results of operations if a third party were successful in copying our products and services and marketing products and services similar to ours.

          We distribute our engineering software products under "shrink-wrap" software license agreements, which grant end-users licenses to (rather than ownership of) our products and which contain various provisions intended to protect our ownership and confidentiality of the underlying technology. Shrink-wrap licenses, which are not signed by the end-user, may be unenforceable in certain jurisdictions. In addition to shrink wrap licenses, our software is distributed with a third party "hardware lock" which is a security device that is attached to the central processing unit to prevent unauthorized access to licensed software. Our trademarks include netGuru.com, NETGURUINDIA.COM, WEB4ENGINEERS.COM, Allegria Software, ForReview, eReview, QSE, FabriCAD, STAAD.etc. and ADLPIPE. Our registered trademarks include STAAD(R), STAAD/Pro(R), STARDYNE(R) and CIVILMASTER(R). We may not be able to secure adequate protection for our trademarks in the United States and in the other countries in which we do business.

GOVERNMENT REGULATION

     REGULATION OF THE INTERNET

         UNITED STATES AND EUROPE. The U.S. Congress has passed or is considering passing legislation regulating certain aspects of the Internet, including online content, copyright infringement, user privacy, taxation, access charges, digital signatures and liability for third-party activities. The European Union also has enacted several directives relating to the Internet, including directives that address the use of personal data, e-commerce activities, security, commercial piracy, consumer protection and taxation of e-commerce transactions. Various states in the U.S. have adopted and/or are considering adopting Internet-related legislation and regulations. Governmental authorities in the U.S. and abroad are considering other legislative and regulatory proposals to further regulate the Internet. Areas of potential regulation include libel, pricing, quality of products and services and intellectual property ownership. We cannot predict what new laws will be enacted, or how courts will interpret existing and new laws, and therefore are uncertain as to how new laws or the application of existing laws will affect our business. In addition, our business may be indirectly affected by legislation that affects the ability of our customers to engage in e-commerce activities. Increased regulation of the Internet may decrease the growth in the use of the Internet, which could, among other things, decrease the demand for our products and services and, increase our cost of doing business.

     REGULATION OF COMMUNICATIONS SERVICES

         UNITED STATES. The Communications Act of 1934 and Federal Communications Commission, or FCC, regulations govern the international long distance telecommunications services that we provide over circuit-switched networks. The FCC distinguishes providers of long distance services as either "dominant" or "non-dominant." We are classified by the FCC as a non-dominant carrier and are regulated as such. The FCC generally does not exercise direct oversight over non-dominant carriers, although it has the statutory power to do so. While the FCC does not regulate the specific rates that we charge for our international long-distance services, non-dominant carriers are required to offer such services under rates, terms, and conditions that are just, reasonable and not unreasonably discriminatory. The FCC has jurisdiction to act upon complaints filed by third parties, or brought on the FCC's own motion, against any common carrier, including non-dominant carriers, for failure to comply with statutory obligations.

         In the past, all non-dominant carriers were required to file tariffs listing the rates, terms and conditions of service. That requirement was eliminated by virtue of a decision from a federal appellate court that upheld the right of the FCC to forbear from requiring tariff filings. The FCC also has the authority to impose more stringent regulatory requirements and change a carrier's regulatory classification from non-dominant to dominant. The FCC is more likely to impose more stringent requirements for carriers that provide facilities-based service, as we do, and carriers that provide service to other carriers. In the current regulatory atmosphere, however, we believe that the FCC is unlikely to do so.

         The FCC imposes only minimal reporting requirements on non-dominant carriers, although we are subject to certain reporting, accounting and record-keeping obligations. At present, the FCC exercises its regulatory authority to set rates primarily with respect to the rates of dominant carriers, and it has increasingly relaxed its control in this area.

         INDIA. Our current plans for our telecommunications offerings contemplate using third parties in India to provide required call termination and call origination services. We believe that if such third parties are properly licensed in India to provide such services, we will not be required to comply with the Indian government's regulations concerning telecommunications.

 ENPLOYEES

         As of March 31, 2002, we had 301 employees, including 96 in product development and related support services, 102 in IT consulting, 39 in sales and marketing and 64 in finance and administration. Of the 301 employees, 298 employees were full time employees and 3 were part time employees. As of that date, 143 of our employees were located in the United States and 158 were located in international locations.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Not applicable.

         (b)  PRO FORMA FINANCIAL INFORMATION. Not applicable.

         (c)  EXHIBITS.

              Exh. No.             Description
              --------             -----------

                99.1          Press Release dated March 28, 2003

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 28, 2003                  NETGURU, INC.

                                       By: /s/ BRUCE NELSON
                                           -------------------------------------
                                           Bruce Nelson, Chief Financial Officer

                         EXHIBITS FILED WITH THIS REPORT

        Exh. No.              Description
        --------              -----------

          99.1        Press Release dated March 28, 2003


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